Exhibit 23.1

Shuttle Pharmaceuticals, Inc.

1 Research Court, Suite 450

Rockville, Maryland 20850

Gentlemen:

We consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated April 7, 2017 relating to the financial statements of Shuttle Pharmaceuticals, Inc. as of and for the years ended December 31, 2016 and 2015, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.
Hackensack, New Jersey
May 3, 2017